Exhibit 99.1

NEWS RELEASE
101 East Park Blvd, Suite 1300 Plano, TX 75074 (972) 234-6400

Investor Relations Contact

Joel Achramowicz

sheltonir@sheltongroup.com

P: (415) 845-9964

INTRUSION Reports Second Quarter 2021 Results

Plano, Texas – August 12, 2021 – INTRUSION, Inc. (NASDAQ: INTZ), a provider of cyberattack prevention solutions including zero-days, announced today financial results for the second quarter ended June 30, 2021.

Revenue for the second quarter 2021 was $2.0 million, compared to $1.9 million for the first quarter 2021 and $1.7 million for the second quarter 2020.

Gross profit margin was 63% of revenue in the second quarter 2021, compared to 66% for the first quarter 2021 and 61% for the second quarter 2020.

Operating expenses in the second quarter 2021 were $6.9 million, compared to $5.1 million for the first quarter 2021 and $1.7 million for the second quarter 2020.

The second quarter 2021 net loss was $5.0 million, or ($0.28) per share, compared to a net loss of $3.9 million, or ($0.22) per share, for the first quarter 2021 and a net loss of $0.7 million, or ($0.05) per share, for the second quarter 2020.

As of June 30, 2021, cash and cash equivalents were $9.3 million and working capital was $7.3 million.

Conference Call

INTRUSION’s management will host a conference call today at 4:00 P.M., CST. Interested investors can access the live call by dialing 1-833-366-0416, or 1-236-712-2506 for international callers, and providing the following access code: 5994378. For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. CST until August 19, 2021 by dialing 1-800-585-8367, or 1-416-621-4642 for international callers, and entering the following access code: 5994378. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About INTRUSION, Inc.

INTRUSION, Inc. (NASDAQ: INTZ) protects any-sized company by leveraging advanced threat intelligence with real-time artificial intelligence to kill cyberattacks as they occur – including zero-days. INTRUSION’s solution families include INTRUSION Shield, an advanced cyber-defense solution that kills cyberattacks in real-time using artificial intelligence (AI) and advanced cloud threat intelligence; INTRUSION TraceCop™ for identity discovery and disclosure; and INTRUSION Savant™ for network data mining and advanced persistent threat detection. For more information, please visit www.intrusion.com.

Intrusion

Second Quarter 2021 Results

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Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, including, without limitations, statements about the performance of protections provided by our Shield products, the effect of the recent additions to our board and executive management team, the anticipated recovery of our governmental customers and an expanded need for them and an increasing customer base to address cybersecurity risks, leading to expected growth in our sales performance for this year, as well as any other statements which reflect management's expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including, the risk that the Company does not benefit as anticipated from sales of our current solutions, including the INTRUSION Shield solution, the performance of our expanded management team, and that customers will address and mitigate their perceived cybersecurity risks through the purchase of our products and solutions. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

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Second Quarter 2021 Results

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INTRUSION INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$9,337	$16,704
Accounts receivable	1,668	1,233
Prepaid expenses	445	370
Other current assets	16	–
Total current assets	11,466	18,307
Non-Current Assets:
Property and Equipment:
Equipment	2,259	1,453
Furniture and fixtures	43	43
Leasehold improvements	67	67
	2,369	1,563
Accumulated depreciation and amortization	(1,281)	(1,097)
Property and equipment, net	1,088	466
Finance leases, right-of-use assets, net	200	20
Operating leases, right-of-use assets, net	920	1,010
Other assets	169	79
Total non-current assets	2,377	1,575
TOTAL ASSETS	$13,843	$19,882

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable, trade	$1,361	$408
Accrued expenses	854	628
Finance leases liabilities, current portion	71	21
Operating leases liabilities, current portion	709	487
PPP loan payable, current portion	–	421
Deferred revenue	1,170	177
Total current liabilities	4,165	2,142

Non-Current Liabilities:
PPP loan payable, noncurrent portion	–	212
Finance lease liabilities, noncurrent portion	93	–
Operating leases liability, noncurrent portion	1,600	1,867
Total non-current liabilities	1,693	2,079

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value:
Authorized shares — 80,000
Issued shares — 17,631 in 2021 and 17,428 in 2020
Outstanding shares — 17,621 in 2021 and 17,418 in 2020	176	174
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	78,363	77,187
Accumulated deficit	(70,149)	(61,295)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	7,985	15,661
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,843	$19,882

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Second Quarter 2021 Results

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INTRUSION INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue	$1,960	$1,655	$3,812	$3,450
Cost of revenue	733	651	1,358	1,398

Gross profit	1,227	1,004	2,454	2,052

Operating expenses:
Sales and marketing	3,652	485	6,341	995
Research and development	1,530	907	2,999	1,660
General and administrative	1,696	326	2,668	582

Operating loss	(5,651)	(714)	(9,554)	(1,185)

Interest and other income	66	1	68	7
Interest expense	(1)	(2)	(3)	(2)
Gain on the extinguishment of debt	635	–	635	–

Net loss	$(4,951)	$(715)	$(8,854)	$(1,180)

Preferred stock dividends accrued	–	(33)	–	(66)
Net loss attributable to common stockholders	$(4,951)	$(748)	$(8,854)	$(1,246)

Net loss per share attributable to common stockholders:
Basic	$(0.28)	$(0.05)	$(0.50)	$(0.09)
Diluted	$(0.28)	$(0.05)	$(0.50)	$(0.09)

Weighted average common shares outstanding:
Basic	17,620	13,784	17,581	13,743
Diluted	17,620	13,784	17,581	13,743